UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA GP HOLDINGS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Penn Virginia GP Holdings, L.P. (the “Partnership”), a publicly traded limited partnership, was formed in June 2006 and completed its initial public offering in December 2006. The Partnership’s general partner, PVG GP, LLC (the “General Partner”), is an indirect wholly owned subsidiary of Penn Virginia Corporation (the “Parent Company”). The General Partner’s executive officers did not devote any significant amount of professional time to the Partnership during 2006, so the General Partner did not pay any compensation to such executive officers in or with respect to 2006. Each of the executive officers of the General Partner is also an executive officer of the Parent Company and Penn Virginia Resource GP, LLC (the “PVR GP”), which is a wholly owned subsidiary of the Partnership and the general partner of Penn Virginia Resource Partners, L.P. (“PVR”), a publicly traded limited partnership, and the Parent Company and the PVR GP paid or are responsible for paying all of such executive officers’ compensation in and with respect to 2006.

On February 27, 2007, the Compensation and Benefits Committee of the Board of Directors of the Parent Company, with the assistance of the Compensation and Benefits Committee of the Board of Directors of the PVR GP, determined that cash bonuses and long-term compensation payable to executive officers of the PVR GP in 2007 relating to their performance in 2006 on behalf of PVR are as follows:

Name and Principal Position	Cash Bonus		Long-Term Compensation
A. James Dearlove	185,000	(1)	312,500	(1	)(2)
Chief Executive Officer
Frank A. Pici	65,600	(1)	121,600	(1	)(2)
Vice President and Chief Financial Officer
Keith D. Horton	182,000		315,000	(2)
Co-President and Chief Operating Officer—Coal of PVR GP
Ronald K. Page	150,000		265,000	(2)
Co-President and Chief Operating Officer—Midstream of PVR GP
Nancy M. Snyder	77,400	(1)	141,900	(1	)(2)
Vice President, General Counsel and Assistant Secretary

(1)	Mr. Dearlove, Mr. Pici and Ms. Snyder devoted approximately 50%, 32% and 43% of his or her professional time to PVR in 2006. They devoted the balance of their professional time to the Parent Company in 2006. The bonuses and long-term compensation reflected in the chart above include only amounts payable to these executive officers by the PVR GP for services rendered to PVR and do not include any amounts payable to these executive officers by the Parent Company for services rendered to the Parent Company.
(2)	Long-term compensation awards are expressed in dollars and are paid in the form of restricted PVR units under the PVR GP’s Second Amended and Restated Long-Term Incentive Plan. The actual number of restricted PVR units awarded is determined on the basis of the New York Stock Exchange closing price of the PVR’s common units on the date of award.

On the same day, the Compensation and Benefits Committee of the Board of Directors of the Parent Company, with the assistance of the Compensation and Benefits Committee of the Board of Directors of the PVR GP, determined that base salaries payable to executive officers the General Partner and the PVR GP in 2007 are as follows:

Name and Principal Position	2007 Salary
A. James Dearlove	(1)
Chief Executive Officer
Frank A. Pici	(1)
Vice President and Chief Financial Officer
Nancy M. Snyder	(1)
Vice President, General Counsel and Assistant Secretary
Keith D. Horton	270,000 (2)
Co-President and Chief Operating Officer—Coal of PVR GP
Ronald K. Page	235,000 (2)
Co-President and Chief Operating Officer—Midstream of PVR GP

(1)	The total salaries payable to Mr. Dearlove, Mr. Pici and Ms. Snyder in 2007 are $380,000, $263,000 and $230,000. In 2007, it is expected that Messrs. Dearlove and Pici and Ms. Snyder will devote some portion of their professional time to each of the Partnership, the Parent Company and PVR. The General Partner and the PVR GP are responsible for paying only that portion of each such executive officer’s salary related to the services he or she performs for the Partnership and PVR in 2007.
(2)	Because Messrs. Horton and Page devote all of their professional time to PVR, the PVR GP will be responsible for paying all of Mr. Horton’s and Mr. Page’s 2007 salaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2007

Penn Virginia GP Holdings, L.P.
By:	PVG GP, LLC
its general partner

By:	/S/ Nancy M. Snyder
Nancy M. Snyder
Vice President and General Counsel